News Release

Contact: W. Michael Madden

Senior Vice President & CFO

(615) 872-4995

KIRKLAND’S REPORTS THIRD QUARTER RESULTS
Comparable Store Sales Increase 1.2%

JACKSON, Tenn. (November 21, 2008) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 39-week periods ended November 1, 2008.

Net sales for the 13-week period ended November 1, 2008, were $85.9 million compared with $88.7 million for the 13-week period ended November 3, 2007. Comparable store sales for the third quarter of fiscal 2008 increased 1.2% compared with a 12.1% decrease in the third quarter of fiscal 2007. Comparable store sales in mall stores increased 2.2% for the third quarter, and comparable store sales in off-mall stores increased 0.8%. The Company closed 3 stores during the quarter to end the period with 321 stores, compared with 354 stores at the end of the prior-year quarter.

Net sales for the 39-week period ended November 1, 2008, were $257.6 million compared with $258.4 million for the 39-week period ended November 3, 2007. Comparable store sales for the 39-week period ended November 1, 2008, increased 2.7% compared with a 13.8% decrease in the prior-year period. During the 39-week period ended November 1, 2008, comparable store sales in mall stores increased 6.2% while comparable store sales in off-mall stores increased 1.1%.

The Company reported a net loss of $1.5 million, or $0.07 per diluted share, for the 13-week period ended November 1, 2008, compared with a net loss of $10.7 million, or $0.55 per diluted share, in the 13-week period ended November 3, 2007. The prior-year period included a pre-tax severance charge of $965,000, or $0.04 per share, related to corporate staff reductions, and pre-tax expenses of approximately $446,000, or $0.02 per share, related to the opening of the Company’s sales support office in Nashville, Tennessee.

The Company also completed the sale of its former corporate headquarters building and land in Jackson, Tennessee in October for net proceeds of $2.8 million.

Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “Building on comparable store sales and margin improvement in the first two quarters of the year, we are pleased to announce positive comparable store sales and strong merchandise margins again in the third quarter. We began and ended the quarter with clean inventories. We were able to generate solid results despite some challenges in September from the hurricane impact in the greater Houston area and resulting fuel prices and supply shortages, as well as the well-documented deterioration in the financial markets in October that eroded consumer confidence.

“Our confidence in Kirkland’s and our ability to continue executing our strategic plan was demonstrated during the quarter through the purchase by several members of our Board of Directors and senior management team of 3.8 million shares of the Company’s common stock from our former private equity

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431 Smith Lane ¦ Jackson, Tennessee 38301 ¦ (731) 988-3600

KIRK Reports Third Quarter Results

November 21, 2008

partner. Our goal for fiscal 2008 has been to deliver year-over-year improvement in results each quarter, and we are on track to do so. We also continued to make progress on improving our liquidity. We completed the sale of the former headquarters building and did not access our credit line during the quarter, positioning us to end the year with a solid balance sheet and a much improved cash position.”

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call today, at 11:00 a.m. ET to discuss its results of operations for the third quarter of fiscal 2008. The number to call for this interactive teleconference is (303) 262-2053. A replay of the conference call will be available through November 28, 2008, by dialing (303) 590-3000 and entering the confirmation number, 11120328#.

The live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website, www.kirklands.com, or at http://www.videonewswire.com/event.asp?id=50491 on November 21, 2008, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States.  Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 321 stores in 34 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 1, 2008. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Third Quarter Results

November 21, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	13 Week Period Ended
	November 1,	November 3
	2008	2007
Net sales	$85,878	$88,743
Cost of sales	57,253	63,980

Gross profit	28,625	24,763
Operating expenses:
Other operating expenses	25,461	27,121
Depreciation and amortization	4,685	4,862
Nashville relocation expenses	—	446
Store impairment charge	—	965

Operating loss	(1,521)	(8,631)
Interest expense	34	210
Interest income	(16)	—
Other expense (income)	45	(34)

Loss before income taxes	(1,584)	(8,807)
Income tax expense (benefit)	(113)	1,843

Net loss	$(1,471)	$(10,650)

Loss per share:
Basic	$(0.07)	$(0.55)

Diluted	$(0.07)	$(0.55)

Shares used to calculate loss per share:
Basic	19,634	19,525

Diluted	19,634	19,525

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KIRK Reports Third Quarter Results

November 21, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	39 Week Period Ended
	November 1,	November 3,
	2008	2007
Net sales	$257,639	$258,416
Cost of sales	174,237	187,611

Gross profit	83,402	70,805
Operating expenses:
Other operating expenses	75,291	84,204
Depreciation and amortization	13,841	14,744
Store impairment charges	352	813
Nashville relocation expenses	—	1,208
Severance charge	—	965

Operating loss	(6,082)	(31,129)
Interest expense	93	394
Interest income	(63)	(180)
Other income	(291)	(65)

Loss before income taxes	(5,821)	(31,278)
Income tax benefit	(104)	(3,882)

Net loss	$(5,717)	$(27,396)

Loss per share:
Basic	$(0.29)	$(1.40)

Diluted	$(0.29)	$(1.40)

Shares used to calculate loss per share:
Basic	19,621	19,503

Diluted	19,621	19,503

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KIRK Reports Third Quarter Results

November 21, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	November 1, 2008	February 2, 2008	November 3, 2007
ASSETS
Current assets:
Cash and cash equivalents	$2,020	$5,820	$316
Inventories, net	58,773	41,246	62,778
Other current assets	5,645	10,868	14,223

Total current assets	66,438	57,934	77,317
Property and equipment, net	46,726	63,002	67,386
Other long-term assets	827	1,196	2,223

Total assets	$113,991	$122,132	$146,926

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving line of credit	$—	$—	$20,813
Accounts payable	21,826	15,786	24,157
Other current liabilities	22,197	25,566	23,318

Total current liabilities	44,023	41,352	68,288
Deferred rent and other long-term liabilities	32,790	38,210	37,379

Total liabilities	76,813	79,562	105,667

Net shareholders’ equity	37,178	42,570	41,259

Total liabilities and shareholders’ equity	$113,991	$122,132	$146,926

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KIRK Reports Third Quarter Results

November 21, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	39 Week Period Ended
	November 1, 2008	November 3, 2007
Net cash provided by (used in):
Operating activities	$(5,442)	$(34,132)
Investing activities	1,573	(11,791)
Financing activities	69	20,881

Cash and cash equivalents:
Net decrease	$(3,800)	$(25,042)
Beginning of period	5,820	25,358

End of period	$2,020	$316

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